UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Date of report (Date of earliest event reported): October 28, 2011

Commission File Number: 000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	205093315
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9997
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the Company's stockholders was held on October 28, 2011.

At the meeting, the following amendment to the Company's Articles of Incorporation was approved by the Company's stockholders.

The Amendment:

•	reduced the number of shares of common stock the Company is authorized to issue from 400,000,000 shares to 200,000,000 shares;
•	authorized the Company to issue up to 10,000,000 shares of preferred stock; and
•
authorized the Company's Board of Directors to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock.

The following is a tabulation of votes cast with respect to this proposal:
Votes			Broker
For	Against	Abstain	Non-Votes
8,506,874	21,308	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: October 31, 2011	By:	/s/ Shawn K. Singh
Name: Shawn K. Singh
Title: Chief Executive Officer